                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data," and to the use of our report dated June 7, 1996, in Amendment #3 to the Registration Statement (Form S-4 No. 333-14913), dated January 16, 1997, and the related Prospectus of Astor Holdings II, Inc.

ERNST & YOUNG LLP
Buffalo, New York
January 16, 1997